Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-171841) on Form S-8 of our report dated March 30, 2011, relating to the consolidated financial statements and financial statement schedule of Gain Capital Holdings, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of Gain Capital Holdings, Inc. and subsidiaries for the fiscal year ended December 31, 2010.

/s/ Deloitte & Touche LLP

New York, New York

March 30, 2011